Contract Specifications, Optional Benefits

Benefit Date: [08/01/2025]

Covered Life: [John Doe]

Covered Life Date of Birth: [08/01/1955]

[Joint Covered Life: [John Doe]]

[Joint Covered Life Date of Birth: [08/01/1955]]

Optional Benefit Details

Maximum Protected Annual Withdrawal (MPAW) Rate:

Age Band	Protected Lifetime Withdrawal Period	Protected Lifetime Income Period
[45-59	[3.65%	[3.15%
60-64	4.85%	4.35%
65-69	6.20%	5.70%
70-74	6.40%	5.90%
75-79	6.60%	6.10%
80+]	6.75%]	6.25%]

Deferral Credit Rate:

Deferral Credit Period	Protected Lifetime Withdrawal Period	Protected Lifetime Income Period
[5-9	[0.40%	[0.20%
10+]	0.70%]	0.35%]

Protected Lifetime Withdrawal Period: [ Date of first Protected Lifetime Withdrawal]

Protected Lifetime Income Period: [Beginning at the earlier of the Contract Value reaching $0 or the Latest Annuity Payout Date]

Benefit Cancellation Window: [Upon 7th Contract Anniversary]

Optional Benefit Maximum: [$10 million]

Purchase Payment Requirements

Minimum Initial Purchase Payment: $[10,000]

Maximum Initial Purchase Payment: $[1 million] (without prior approval)

Maximum Subsequent Purchase Payments: $[50,000] (Without prior approval)

Roll-up Information

Roll-up Rate: [6.00]%

Roll-up Period: [10 Year(s)]

Step-Up Information

[Step-up Frequency: [Quarterly]]

Step-up Calculation Date: [Quarterly]

Form ICC25-VGLW-SP	AuguStar Life Insurance Company	Page [2]

Contract Specifications, Optional Benefits Continued

Optional Benefit Fees

Optional Benefit Fee: [1.50%]

Maximum Optional Benefit Fee: [2.50]%

Maximum Annual Optional Benefit Fee Adjustment : [.40%]

Charge Freeze Period: [5 years]

[Protected Death Benefit Fee rate]: [0.5%]

[Maximum Protected Death Benefit Fee: [1.5%]]

[Maximum Annual Protected Death Benefit Fee Adjustment : [0.15%]]

[Protected Death Benefit Charge Freeze Period: [5 Years]]

[Protected Fixed Account Allocation: [20%]]

The Optional Benefit Fee may change after the Charge Freeze Period, subject to the Optional Benefit Fee provisions in your rider.

[The Protected Death Benefit Fee may change after the Charge Freeze Period, subject to the Protected Death Benefit Fee provision in your rider.]

Form ICC25-VGLW-SP	AuguStar Life Insurance Company	Page [2]